TERMINATION OF EMPLOYMENT AGREEMENT

This TERMINATION OF EMPLOYMENT AGREEMENT (this "Termination"), dated June 25, 2025 is by and between MGT Capital Investments, Inc., a Delaware corporation ("Company"), and Paul Taylor, an individual residing in Florida ("Employee"), and together with Company, the "Parties," and each, a "Party."

WHEREAS, Company and Employee are Parties to that certain Employment Agreement, dated September 2, 2024;

WHEREAS, it is agreed by both Parties that the Employment Agreement shall terminate on the date herein, consistent with Section 5; and,

WHEREAS, Company and Employee desire to enter the agreements as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the undersigned agree as follows:

1. Company will pay Employee $45,000 in full satisfaction of the Employment Agreement.

2. This Termination may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

3. All capitalized terms shall retain definitions in the Employment Agreement.

4. Following the performance of Section 1 above, the Employment Agreement will be deemed expired and of no further effect.

5. Confidentiality. The Parties acknowledge that during the course of their business relationship, they have exchanged and may continue to exchange proprietary, confidential, and commercially sensitive information. Accordingly, the Parties agree that neither Party shall, at any time, disclose to any third party, directly or indirectly, any Confidential Information of the other Party, except: (i) As required by law (provided that the disclosing Party shall provide prior written notice to the other Party to allow for protective measures); (ii) As may be required by Securities and Exchange Commission disclosure requirements; (iii) To legal counsel, accountants, or other professional advisors who have a need to know and are bound by confidentiality obligations; (iv) With the prior written consent of the disclosing Party. For the purposes of this Agreement, "Confidential Information" includes, but is not limited to: (i) The terms and conditions of this Termination Agreement; (ii) Any business strategies, financial data, trade secrets, operational procedures, or proprietary information relating to either Party; (iii) Communications, negotiations, and discussions between the Parties related to the Lease and Partnership Agreement. This confidentiality obligation shall remain in effect for three (3) years following the execution of this Termination Agreement. The Parties agree that a breach of this Section 11 may cause irreparable harm for which monetary damages may not be sufficient, and the non-breaching Party shall be entitled to seek injunctive relief in addition to any other legal remedies available.

6. Non-Disparagement. The Parties agree that neither shall, directly or indirectly, make, publish, or cause to be made or published any derogatory, defamatory, negative, or disparaging statements—whether oral, written, or electronic—about the other Party, including but not limited to: (i) The other Party's business operations, services, reputation, officers, directors, employees, or affiliates; (ii) Any matters relating to the Lease, Partnership Agreement, or this Termination Agreement. This provision applies to all forms of communication, including but not limited to public statements, social media, online reviews, interviews, and private communications with third parties. However, this clause shall not prohibit either Party from: (i) Providing truthful testimony in a legal proceeding or governmental investigation; (ii) Communicating internally with employees, officers, or legal counsel for legitimate business or legal purposes. If a Party breaches this provision, the non-breaching Party may seek injunctive relief and damages, including reasonable attorney's fees, to prevent further harm.

7. Mutual Release of Claims. Subject to the complete and full performance of all obligations set forth in this Termination Agreement by both Parties, including but not limited to the payments, deliveries, and other obligations specified herein, the Parties, for themselves and their respective affiliates, officers, directors, employees, successors, and assigns, hereby mutually release, discharge, and forever hold harmless each other from any and all claims, demands, liabilities, damages, actions, causes of action, suits, debts, contracts, agreements, and obligations of any kind, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, in law or in equity, arising out of or relating to the Employment Agreement, or any other matters between the Parties prior to the execution of this Termination Agreement. This mutual release shall only become effective upon the full and complete performance of all obligations set forth in this Termination Agreement by both Parties. Until such time, no rights, claims, or defenses are waived, and each Party expressly reserves all rights under applicable law. Exclusions: Notwithstanding the foregoing, this release shall not apply to: Any obligations expressly set forth in this Termination Agreement that remain unfulfilled; Any claims arising from fraud, willful misconduct, or gross negligence; Any claims related to a breach of the confidentiality or non-disparagement provisions in this Agreement. Each Party acknowledges that it has consulted with counsel, understands the effect of this mutual release, and waives any rights under any statute or common law principle that might otherwise limit the scope of this release.

IN WITNESS WHEREOF, the parties hereto have caused this Termination to be duly executed as of the date first above written.

MGT CAPITAL INVESTMENTS, INC.

By: Signed by: [signature] 24EB1A5948184D4...
Name: Jonathan Pfohl
Title: Chief Financial Officer

EMPLOYEE

By: DocuSigned by: [signature] D07EB9F5BB2041E...
Name: Paul Taylor